UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 8, 2019

TEVA PHARMACEUTICAL INDUSTRIES LIMITED

(Exact Name of registrant as specified in its charter)

Israel	001-16174	Not Applicable
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5 Basel Street

P.O. Box 3190

Petach Tikva 4951033, Israel

(Address of Principal Executive Offices, including Zip Code)

+972-3-914-8171

(Registrant’s Telephone Number, including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01. Entry into a Material Definitive Agreement

Revolving Credit Agreement

On April 8, 2019, Teva Pharmaceutical Industries Ltd. (“Teva”) and certain of its subsidiaries entered into a $2.3 billion senior unsecured revolving credit agreement (the “ Revolving Credit Agreement ”) with a syndicate of banks, arranged by Bank of America Merrill Lynch International Designated Activity Company and HSBC Bank plc, as Coordinating Bookrunners and Mandated Lead Arrangers, Barclays Bank PLC, BNP Paribas Dublin Branch, Citibank, N.A., London Branch, Credit Suisse Loan Funding LLC, Goldman Sachs Bank USA, JPMorgan Chase Bank, N.A., Mizuho Bank, Ltd., Morgan Stanley Senior Funding, Inc., MUFG Bank, Ltd., Sumitomo Mitsui Banking Corporation and PNC Bank National Association, as Bookrunners & Mandated Lead Arrangers, Banca IMI, as Lead Arranger, and Bank of America, N.A., as Administrative Agent.

The Revolving Credit Agreement provides for two separate tranches of commitments, a $1.15 billion Tranche A and a $1.15 billion Tranche B, and loans and letters of credit will be available from time to time under each tranche for Teva’s general corporate purposes. Tranche A has a maturity date of April 8, 2022, with two one year extension options, and will bear interest at LIBOR plus a margin ranging from 0.900% to 1.900% based on Teva’s credit rating from time to time. Tranche B has a maturity date of April 8, 2024, and will bear interest at LIBOR plus a margin ranging from 1.100% to 2.100% based on Teva’s credit rating from time to time. The commitments under each Tranche will also be subject to a commitment fee on undrawn amounts ranging from (i) in the case of Tranche A commitments, 0.225% to 0.570% and (ii) in the case of Tranche B commitments, 0.275% to 0.630%, in each case, based on Teva’s credit rating from time to time. Funding of the loans under the Revolving Credit Agreement is subject to customary drawdown conditions.

The Revolving Credit Agreement contains certain customary affirmative and negative covenants for facilities of this type, including certain reporting obligations and certain limitations on dispositions; mergers or consolidations; restricted payments; and limitations on liens, encumbrances and certain indebtedness. The Revolving Credit Agreement contains two financial maintenance covenants, (i) a maximum leverage ratio stepping down from 6.25x to 3.50x over the life of the facility and (ii) a static minimum interest coverage ratio of 3.50x. The Revolving Credit Agreement also contains customary events of default, including non-compliance with one or more of the covenants.

In connection with entry into the Revolving Credit Agreement, Teva’s existing $3.0 billion senior unsecured revolving credit agreement will be terminated.

The foregoing description of the Revolving Credit Agreement does not purport to be complete and is qualified in its entirety by reference to the Revolving Credit Agreement, which is filed as Exhibit 10.1 hereto and is incorporated herein by reference.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth in Item 1.01 of this Current Report on Form 8-K is incorporated by reference herein.

ITEM 9.01	Financial Statements and Exhibits

(d) Exhibits

EXHIBITS

10.1	Senior Unsecured Revolving Credit Agreement, dated as of April 8, 2019, by and among Teva Pharmaceutical Industries Limited, Teva Pharmaceuticals USA, Inc., Teva Pharmaceutical Finance Netherlands III B.V., Teva Pharmaceutical Finance Netherlands II B.V., Bank of America, N.A. and the lenders party thereto.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

TEVA PHARMACEUTICAL INDUSTRIES LTD.

By:	/s/ Michael McClellan
Name: Michael McClellan
Title: Executive Vice President and Chief Financial Officer

Date: April 10, 2019